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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

APTINYX INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
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APTINYX INC.
909 Davis Street, Suite 600
Evanston, Illinois 60201

NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS
To be held May 15, 2019

        Notice is hereby given that the 2019 Annual Meeting of Stockholders, or Annual Meeting, of Aptinyx Inc., a Delaware corporation, or the Company, which will be held on May 15, 2019 at 8:00 a.m. Central Time at a virtual meeting at which you will be able to attend, vote and submit your questions at www.virtualshareholdermeeting.com/APTX2019. The purposes of the Annual Meeting are the following:

  1.
  To elect two class I directors to our board of directors, to serve until the 2022 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or removal;

  2.
  To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2019; and

  3.
  To transact any other business properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

        The proposal for the election of directors relates solely to the election of class I directors nominated by the board of directors.

        Only Aptinyx Inc. stockholders of record at the close of business on March 20, 2019, will be entitled to vote at the Annual Meeting and any adjournment or postponement thereof.

        We are pleased to take advantage of Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet. We are mailing to our stockholders a Notice of Internet Availability of Proxy Materials, or Notice, instead of a paper copy of our proxy materials and our 2018 Annual Report to Stockholders, or 2018 Annual Report. The Notice contains instructions on how to access those documents and to cast your vote via the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials and our 2018 Annual Report. This process allows us to provide our stockholders with the information they need on a more timely basis, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials.

        Your vote is important. Whether or not you are able to attend the virtual meeting, it is important that your shares be represented. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the virtual meeting, by submitting your proxy via the Internet at the address listed on the proxy card or by signing, dating and returning the proxy card. The proxy statement and Annual Report to stockholders are available at www.proxyvote.com.

By order of the board of directors,
/s/ Norbert G. Riedel Norbert G. Riedel President and Chief Executive Officer

Evanston, Illinois
April 1, 2019

Page
GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING	1
PROPOSAL NO. 1 — ELECTION OF CLASS I DIRECTORS	6
PROPOSAL NO. 2 — RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS APTINYX'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2019	11
CORPORATE GOVERNANCE	13
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	30
PRINCIPAL STOCKHOLDERS	33
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	37
REPORT OF THE AUDIT COMMITTEE	38
HOUSEHOLDING OF PROXY MATERIALS	39
STOCKHOLDER PROPOSALS	39
OTHER MATTERS	39

i

APTINYX INC.
909 Davis Street, Suite 600
Evanston, Illinois 60201

PROXY STATEMENT
FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 15, 2019

        This proxy statement contains information about the 2019 Annual Meeting of Stockholders, or the Annual Meeting, of Aptinyx Inc., which will be held via virtual meeting on May 15, 2019 at 8:00 a.m. Central Time. You may attend the meeting virtually via the Internet at www.virtualshareholdermeeting.com/APTX2019, where you will be able to vote electronically and submit questions. The board of directors of Aptinyx Inc. is using this proxy statement to solicit proxies for use at the Annual Meeting. In this proxy statement, the terms "Aptinyx," "the Company," "we," "us," and "our" refer to Aptinyx Inc. The mailing address of our principal executive offices is Aptinyx Inc., 909 Davis Street, Suite 600, Evanston, Illinois 60201.

        All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the proxies will be voted in accordance with the recommendation of our board of directors with respect to each of the matters set forth in the accompanying notice of meeting. You may revoke your proxy at any time before it is exercised at the meeting by giving our corporate secretary written notice to that effect.

        We made this proxy statement and our Annual Report to Stockholders for the fiscal year ended December 31, 2018 available to stockholders on April 1, 2019.

        We are an "emerging growth company" under applicable federal securities laws and therefore permitted to conform with certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, including the compensation disclosures required of a "smaller reporting company," as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an "emerging growth company" until the earliest of (i) the last day of the fiscal year following the fifth anniversary of our initial public offering in June 2018; (ii) the last day of the fiscal year in which our total annual gross revenue is equal to or more than $1.07 billion; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the Securities and Exchange Commission, or the SEC. Even after we are no longer an "emerging growth company," we may remain a "smaller reporting company."

Important Notice Regarding the Availability of Proxy Materials for
the Annual Meeting of Stockholders to be Held on May 15, 2019:

This proxy statement and our 2018 Annual Report to Stockholders are available for viewing, printing and downloading at www.proxyvote.com.

        A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as filed with the SEC, except for exhibits, will be furnished without charge to any stockholder upon written request to Aptinyx Inc. 909 Davis Street, Suite 600, Evanston, Illinois 60201, Attention: Corporate Secretary. This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 are also available on the SEC's website at www.sec.gov.

APTINYX INC
PROXY STATEMENT
FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

When are this proxy statement and the accompanying materials scheduled to be sent to stockholders?

        We have elected to provide access to our proxy materials to our stockholders via the Internet. Accordingly, on or about April 1, 2019, we will begin mailing a Notice of Internet Availability of Proxy Materials, or Notice. Our proxy materials, including the Notice of 2019 Annual Meeting of Stockholders, this proxy statement and the accompanying proxy card, and the 2018 Annual Report to Stockholders, or 2018 Annual Report, will be mailed or made available to stockholders on the Internet on or about the same date.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

        Pursuant to rules adopted by the Securities and Exchange Commission, or SEC, for most stockholders, we are providing access to our proxy materials over the Internet rather than printing and mailing our proxy materials. We believe following this process will expedite the receipt of such materials and will help lower our costs and reduce the environmental impact of our annual meeting materials. Therefore, the Notice was mailed to holders of record and beneficial owners of our common stock starting on or about April 1, 2019. The Notice provides instructions as to how stockholders may access and review our proxy materials, including the Notice of 2019 Annual Meeting of Stockholders, this proxy statement, the proxy card and our 2018 Annual Report, on the website referred to in the Notice or, alternatively, how to request that a copy of the proxy materials, including a proxy card, be sent to them by mail. The Notice also provides voting instructions. In addition, stockholders of record may request to receive the proxy materials in printed form by mail or electronically by e-mail on an ongoing basis for future stockholder meetings. Please note that, while our proxy materials are available at the website referenced in the Notice, and our Notice of 2019 Annual Meeting of Stockholders, this proxy statement and our 2018 Annual Report are available on our website, no other information contained on either website is incorporated by reference in or considered to be a part of this proxy statement.

Who is soliciting my vote?

        Our board of directors is soliciting your vote for the Annual Meeting, including at any adjournments or postponements of the meeting.

When is the record date for the Annual Meeting?

        The record date for determination of stockholders entitled to vote at the Annual Meeting is the close of business on March 20, 2019.

How many votes can be cast by all stockholders?

        There were 33,562,211 shares of our common stock, par value $0.01 per share, outstanding on March 20, 2019, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Each stockholder of record is entitled to one vote for each share of our common stock held by such stockholder. None of our shares of undesignated preferred stock were outstanding as of March 20, 2019.

How do I vote?

        If you are a stockholder of record, there are several ways for you to vote your shares.

  •
  By Telephone.  You may vote using a touch-tone telephone by calling 800-690-6903, 24 hours a day, seven days a week. You will need the 16-digit control number included on your proxy card. Votes submitted by telephone must be received by 11:59 p.m., Eastern Time, on May 14, 2019.

  •
  By Internet.  You may vote at www.proxyvote.com, 24 hours a day, seven days a week. You will need the 16-digit control number included on your proxy card. Votes submitted through the Internet must be received by 11:59 p.m., Eastern Time, on May 14, 2019.

  •
  By Mail.  You may vote by mail by completing, signing and dating the enclosed proxy card and returning it in the enclosed prepaid envelope.

  •
  During the Annual Meeting.  You may vote during the Annual Meeting by going to www.virtualshareholdermeeting.com/APTX2019. You will need the 16-digit control number included on your proxy card.

        Telephone and Internet voting for stockholders of record will be available until 11:59 p.m. Eastern Time on May 14, 2019, and mailed proxy cards must be received by May 14, 2019 in order to be counted at the Annual Meeting. If the Annual Meeting is adjourned or postponed, these deadlines may be extended.

        The voting deadlines and availability of telephone and Internet voting for beneficial owners of shares held in "street name" will depend on the voting processes of the organization that holds your shares. Therefore, we urge you to carefully review and follow the voting instruction card and any other materials that you receive from that organization. If you hold your shares of Aptinyx common stock in multiple accounts, you should vote your shares as described in each set of proxy materials you receive.

        If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in your proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

How do I revoke my proxy?

        You may revoke your proxy by (1) following the instructions on the Notice and entering a new vote by mail that we receive before the start of the Annual Meeting or over the Internet by the cutoff time of 11:59 p.m. Eastern Time on May 14, 2019, (2) attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not in and of itself revoke a proxy), or (3) by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with our Corporate Secretary. Any written notice of revocation or subsequent proxy card must be received by our Corporate Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our Corporate Secretary or sent to our principal executive offices at Aptinyx Inc., 909 Davis Street, Suite 600, Evanston, Illinois 60201, Attention: Corporate Secretary.

        If a broker, bank, or other nominee holds your shares, you must contact such broker, bank, or nominee in order to find out how to change your vote.

How is a quorum reached?

        Our Amended and Restated Bylaws, or bylaws, provide that a majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

        Under the General Corporation Law of the State of Delaware, shares that are voted "abstain" or "withheld" and broker "non-votes" are counted as present for purposes of determining whether a quorum is present at the Annual Meeting. If a quorum is not present, the meeting may be adjourned until a quorum is obtained.

How is the vote counted?

        Under our bylaws, any proposal other than an election of directors is decided by a majority of the votes properly cast for and against such proposal, except where a larger vote is required by law or by our Amended and Restated Certificate of Incorporation, or certificate of incorporation, or bylaws. Abstentions and broker "non-votes" are not included in the tabulation of the voting results on any such proposal and, therefore, do not have an impact on such proposals. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item, and has not received instructions from the beneficial owner.

        If your shares are held in "street name" by a brokerage firm, your brokerage firm is required to vote your shares according to your instructions. If you do not give instructions to your brokerage firm, the brokerage firm will still be able to vote your shares with respect to certain "discretionary" items but will not be allowed to vote your shares with respect to "non-discretionary" items. Proposal No. 1 is a "non-discretionary" item. If you do not instruct your broker how to vote with respect to this proposal, your broker may not vote for this proposal, and those votes will be counted as broker "non-votes." Proposal No. 2 is considered to be a discretionary item, and your brokerage firm will be able to vote on this proposal even if it does not receive instructions from you.

        To be elected, the directors nominated via Proposal No. 1 must receive a plurality of the votes cast and entitled to vote on the proposal, meaning that the director nominees receiving the most votes will be elected. Shares voting "withheld" have no effect on the election of directors.

        The approval of Proposal No. 2 requires that a majority of the votes properly cast vote FOR this proposal. Share voting "abstain" have no effect on the outcome of Proposal No.2.

Who pays the cost for soliciting proxies?

        We are making this solicitation and will pay the entire cost of preparing and distributing the Notice and our proxy materials and soliciting votes. If you choose to access the proxy materials or vote over the Internet, you are responsible for any Internet access charges that you may incur. Our officers and employees may, without compensation other than their regular compensation, solicit proxies through further mailings, personal conversations, facsimile transmissions, e-mails, or otherwise. We have hired Broadridge Financial Solutions, Inc. to assist us in the distribution of proxy materials and the solicitation of votes described above. Proxy solicitation expenses that we will pay include those for preparation, mailing, returning, and tabulating the proxies.

How may stockholders submit matters for consideration at an annual meeting?

        The required notice must be in writing and received by our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year's annual meeting, or if no annual meeting were held in the preceding year, a stockholder's notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs.

        In addition, any stockholder proposal intended to be included in the proxy statement for the next annual meeting of our stockholders in 2020 must also satisfy the requirements of SEC Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and be received not later than December 3, 2019. If the date of the annual meeting is moved by more than 30 days from the date contemplated at the time of the previous year's proxy statement, then notice must be received within a reasonable time before we begin to print and send proxy materials. If that happens, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the SEC.

How can I know the voting results?

        We plan to announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

OVERVIEW OF PROPOSALS

        This Proxy Statement contains two proposals requiring stockholder action. Proposal No. 1 requests the election of two Class I directors to our board of directors. Proposal No. 2 requests the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019. Each of the proposals is discussed in more detail in the pages that follow.

PROPOSAL NO. 1 — ELECTION OF CLASS I DIRECTORS

        Our board of directors currently consists of seven members. In accordance with the terms of our certificate of incorporation and bylaws, our board of directors is divided into three classes, class I, class II and class III, with members of each class serving staggered three-year terms. The members of the classes are divided as follows:

  •
  the class I directors are Wilbur H. Gantz III and Norbert G. Riedel, Ph.D., and their terms will expire at the Annual Meeting;

  •
  the class II directors are Patrick G. Enright, Adam M. Koppel, M.D., Ph.D., and James Topper, M.D., Ph.D., and their terms will expire at the annual meeting of stockholders to be held in 2020; and

  •
  the class III directors are Elisha P. Gould III and Robert J. Hombach, and their terms will expire at the annual meeting of stockholders to be held in 2021.

        Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires. As disclosed on March 29, 2019, Dr. Ratcliffe notified us of his decision to retire from service on our board of directors as of March 31, 2019.

        Our certificate of incorporation and bylaws provide that the authorized number of directors may be changed only by resolution of our board of directors. Our certificate of incorporation also provides that our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds (2/3) of the outstanding shares then entitled to vote in an annual election of directors, and that any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office.

        Our board of directors has nominated Wilbur H. Gantz III and Norbert G. Riedel, Ph.D. for election as the class I directors at the Annual Meeting. The nominees are presently directors and have indicated a willingness to continue to serve as directors, if elected. If the nominees become unable or unwilling to serve, however, the proxies may be voted for a substitute nominee selected by our board of directors.

Nominees for Election as Class I Directors

        The following table identifies our directors and sets forth their principal occupation and business experience during the last five years and their ages as of April 1, 2019.

Name	Positions and Offices Held with Aptinyx	Director Since	Age
Norbert G. Riedel, Ph.D.	Director, President, and Chief Executive Officer	2015	61
Wilbur H. Gantz III	Director	2015	81

        Norbert G. Riedel, Ph.D., has served as a member of our board of directors and our President and Chief Executive Officer since June 2015. Dr. Riedel previously served as Chief Executive Officer and President of Naurex Inc., our predecessor company, from January 2014 to July 2015. From 2001 to January 2013, he served as Corporate Vice President and Chief Scientific Officer of Baxter International Inc., a diversified healthcare company, where from 1998 to 2001, he also served as President and General Manager of the recombinant therapeutic proteins business unit and Vice President of Research and Development of the bioscience business unit. From 1996 to 1998, Dr. Riedel served as head of worldwide biotechnology and worldwide core research functions at Hoechst-Marion Roussel, now Sanofi, a global pharmaceutical company. Dr. Riedel served on the board of directors of Ariad Pharmaceuticals, Inc., an oncology company, from May 2011 until the company was acquired in February 2017. Dr. Riedel also serves on the board of directors of Jazz Pharmaceuticals plc, Eton

Pharmaceuticals, Inc., Cerevel Therapeutics, LLC, and the Illinois Biotechnology Innovation Organization and is also a member of the Austrian Academy of Sciences. Dr. Riedel is an Adjunct Professor at Boston University School of Medicine and an Adjunct Professor of Medicine at Northwestern University's Feinberg School of Medicine. Dr. Riedel previously served as an associate professor of medicine at Boston University School of Medicine and a visiting associate professor at the Massachusetts Institute of Technology. Dr. Riedel holds a diploma in biochemistry and a Ph.D. in biochemistry from the University of Frankfurt. Dr. Riedel brings significant scientific, drug discovery and development, and commercial expertise to our board of directors with over 20 years of experience in the biotechnology and pharmaceutical industries.

        Wilbur H. Gantz III has served as a member of our board of directors since July 2015. Mr. Gantz has been the President of PathoCapital, an investor in healthcare companies, since March 2009. He previously served as Executive Chairman and Chief Executive Officer of Ovation Pharmaceuticals, Inc., which was sold to Lundbeck, AG in 2009, and as Chairman, Chief Executive Officer and President of PathoGenesis Corporation, a biopharmaceutical company that was sold to Chiron, Inc. in 2000. Prior to founding PathoGenesis, from 1987 to 1992 he served as President of Baxter International, Inc., a manufacturer and marketer of healthcare products. During the past five years, Mr. Gantz has served on the board of directors of Aevi Genomic Medicine, Inc. and W.W. Grainger, Inc. He currently serves on the boards of private companies Harmony Biosciences, LLC, and ReliefBand Technologies LLC. He is a trustee of The Field Museum of Natural History and Brain Research Foundation. Mr. Gantz holds a B.A. degree from Princeton University, where he graduated cum laude, and an M.B.A. from Harvard Business School. We believe that Mr. Gantz is qualified to serve on our board of directors due to his extensive experience managing biopharmaceutical and healthcare companies.

Vote Required and Board of Directors' Recommendation

        To be elected, the directors nominated via Proposal No. 1 must receive a plurality of the votes cast and entitled to vote on the proposal, meaning that the director nominees receiving the most votes will be elected. Shares voting "withheld" have no effect on the election of directors.

        The proxies will be voted in favor of the above nominees unless a contrary specification is made in the proxy. The nominees have consented to serve as our directors if elected. However, if the nominees are unable to serve or for good cause will not serve as a director, the proxies will be voted for the election of such substitute nominee as our board of directors may designate.

        The proposal for the election of directors relates solely to the election of class I directors nominated by our board of directors.

        The board of directors recommends voting "FOR" the election of Wilbur H. Gantz III and Norbert G. Riedel, Ph.D. as the class I directors, to serve for a three-year term ending at the annual meeting of stockholders to be held in 2022.

Directors Continuing in Office

        The following table identifies our directors and sets forth their principal occupation and business experience during the last five years and their ages as of April 1, 2019.

Name	Positions and Offices Held with Aptinyx	Director Since	Class and Year in Which Term Will Expire	Age
Patrick G. Enright	Director	2016	Class II—2020	57
Adam M. Koppel, M.D., Ph.D.	Director	2017	Class II—2020	49
James N. Topper, M.D., Ph.D.	Director	2016	Class II—2020	57
Elisha P. Gould III	Director	2016	Class III—2021	62
Robert J. Hombach	Director	2018	Class III—2021	53

Class II Directors (Term Expires at 2020 Annual Meeting)

        Patrick G. Enright has served as a member of our board of directors since May 2016. Since 2007, Mr. Enright has served as a Managing Director of Longitude Capital, a venture capital firm, of which he is a founder. From 2002 through 2006, Mr. Enright was a Managing Director of Pequot Ventures, a venture capital investment firm, where he co-led the life sciences investment practice. He currently serves on the boards of directors of Aimmune Therapeutics, Inc., Jazz Pharmaceuticals plc, and several privately-held companies. During the past five years, Mr. Enright has served on the boards of directors of Esperion Therapeutics, Inc. and Corcept Therapeutics Incorporated. Mr. Enright received a B.S. from Stanford University and an M.B.A. from the Wharton School at the University of Pennsylvania. We believe Mr. Enright is qualified to serve on our board of directors due to his experience as a venture capital investor focused on life sciences companies and his past work in the pharmaceutical industry.

        Adam M. Koppel, M.D., Ph.D., joined our board of directors in December 2017. Dr. Koppel rejoined Bain Capital in 2016 as a managing director of Bain Capital Life Sciences. He had initially joined Bain Capital Public Equity in 2003 where he was a leader within the healthcare sector until mid-2014. During the period from mid-2014 to mid-2016, Dr. Koppel worked at Biogen, Inc. where he served as executive vice president of corporate development and chief strategy officer. Prior to joining Bain Capital Public Equity in 2003, Dr. Koppel was an associate principal at McKinsey & Co in New Jersey where he served a variety of healthcare companies. Dr. Koppel currently serves on the board of directors of Dicerna Pharmaceuticals, Inc. and Solid Biosciences, Inc. Dr. Koppel previously served on the board of directors of Trevena, Inc. and PTC Therapeutics, Inc. Dr. Koppel received an M.D. and Ph.D. in neuroscience from the University of Pennsylvania School of Medicine, as well as an M.B.A. from The Wharton School at the University of Pennsylvania, where he was a Palmer Scholar. He graduated magna cum laude from Harvard University with an A.B. and A.M. in History and Science. We believe that Dr. Koppel's background as an executive officer, director and public equity and growth private equity investor in biopharmaceutical companies, as well as his scientific and medical background, provide him with the qualifications and skills to serve as a member of our board of directors.

        James N. Topper, M.D., Ph.D., has served as a member of our board of directors since May 2016. Since August 2003, he has been a partner with Frazier Healthcare Partners, a venture capital firm, currently holding the position of managing general partner of the life sciences team. Prior to this, Dr. Topper served as head of the cardiovascular research and development division of Millennium Pharmaceuticals, Inc. from February 2002 to August 2003. Prior to the merger of COR Therapeutics, Inc. and Millennium Pharmaceuticals in 2002, Dr. Topper served as the vice president of biology at COR Therapeutics from 1999 to 2002. He served on the faculties of Stanford Medical School and Harvard Medical School prior to joining COR Therapeutics. Dr. Topper currently serves as a member of the board of directors of Entasis Therapeutics Holdings Inc., Allena Pharmaceuticals Inc., Alpine Immune Sciences, Inc., and AnaptysBio, Inc. During the past five years, Dr. Topper has previously served on the board of directors of the following public companies: Sierra Oncology, Inc., Amicus Therapeutics, Inc., and Portola Pharmaceuticals Inc. Dr. Topper received a B.S. in Biology from the University of Michigan and an M.D. and a Ph.D. in Biophysics from Stanford University School of Medicine. He did his postgraduate training in Internal Medicine and Cardiovascular Disease at the Brigham and Women's Hospital in Boston and is board certified in both disciplines. We believe that Dr. Topper is qualified to serve on our board of directors because of his management experience in our industry and knowledge of medical and scientific matters.

Class III Directors (Term Expires at 2021 Annual Meeting)

        Elisha P. Gould III has served as a member of our board of directors since July 2015. Mr. Gould is currently a Partner and Head of Venture/Growth Equity Investments at Adams Street Partners, LLC, a

global private equity firm, and has been employed by Adams Street Partners or its predecessor organizations since 1994. Since 2014, Mr. Gould has served on the board of directors of Corvus Pharmaceuticals, Inc. and in the past five years, he has also served on the board of directors of OncoMed Pharmaceuticals, Inc. He also currently serves on the board of directors of several private companies. Mr. Gould received an A.B. in Engineering Science from Dartmouth College and an M.B.A. from the Stanford University Graduate School of Business. We believe Mr. Gould's experience in the venture capital industry and as director of a pharmaceutical company provides him with the qualifications and skills to serve as a member of our board of directors.

        Robert J. Hombach has served as a member of our board of directors since May 2018. Mr. Hombach is the retired Executive Vice President, Chief Financial Officer and Chief Operations Officer of Baxalta Inc., a biopharmaceutical company, a position he held from July 2015 until the acquisition of Baxalta by Shire plc in June 2016. Baxalta was spun off from its parent, Baxter International Inc., in July 2015, where Mr. Hombach served as Vice President and Chief Financial Officer from June 2010 until the Baxalta spin off. Mr. Hombach began his career at Baxter in 1989 and served in a number of roles there, including as Vice President of Finance EMEA from 2004 to 2007 and Treasurer from 2007 to 2010. Mr. Hombach currently serves on the board of directors of BioMarin Pharmaceutical Inc. and Carmax Inc. Mr. Hombach earned an M.B.A. from Northwestern University's J.L. Kellogg Graduate School of Management, and a B.S. in finance cum laude from the University of Colorado. Mr. Hombach is qualified to serve on our board of directors due to his extensive experience in finance and accounting, capital markets, and managing large biotechnology and pharmaceutical organizations.

        There are no family relationships between or among any of our directors or executive officers. The principal occupation and employment during the past five years of each of our directors was carried on, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary or other affiliate of us. There is no arrangement or understanding between any of our directors and any other person or persons pursuant to which he or she is to be selected as a director.

        There are no material legal proceedings to which any of our directors is a party adverse to us in which any such person has a material interest adverse to us.

Executive Officers Who Are Not Directors

        The following table identifies our executive officers and sets forth their current positions at Aptinyx and their ages as of April 1, 2019.

Name	Position Held with Aptinyx	Officer Since	Age
Ashish Khanna	Chief Financial Officer and Chief Business Officer	2015	43
Andrew Kidd	Chief Operating Officer	2017	43
Joseph R. Moskal, Ph.D.	Chief Scientific Officer	2015	68

        Ashish Khanna has served as our Chief Business Officer since July 2015 and as our Chief Financial Officer since February 2018. He was previously Vice President of Corporate Development at Naurex and managed its financing and transaction efforts between 2010 and 2015, culminating in the company's acquisition by Allergan plc. Prior to Naurex, Mr. Khanna served as Director of Business Development at Vanda Pharmaceuticals. He was formerly a member of the cardiology strategic marketing team at Cordis Corporation, a Johnson & Johnson company. Earlier, Mr. Khanna was a strategy consultant with the Palladium Group and with the Strategic Advisory Services practice of Ernst & Young (now Capgemini). He serves on the board of directors of the Illinois Biotechnology Innovation Organization. Mr. Khanna received a B.S. in finance and B.A.S. in systems engineering from the University of Pennsylvania, as well as an M.B.A. from the Wharton School.

        Andrew Kidd has served as our Chief Commercial Officer since November 2017 and as our Chief Operating Officer as of March 2019. He was previously at Baxter International for over ten years, most recently as senior vice president of strategy and business development. Prior to that he held a number of commercial leadership positions including general manager of Baxter Canada, global franchise head for surgical care, and general manager of U.S. anesthesia and cardiovascular. Before joining Baxter he worked at The Boston Consulting Group both in London and then Chicago focused on pharmaceutical and other healthcare clients. Mr. Kidd received a BM BCh medical degree from the University of Oxford and a B.A. in medical sciences from the University of Cambridge.

        Joseph R. Moskal, Ph.D., has served as our Chief Scientific Officer since July 2015. He founded Naurex in September 2006 and served as its chief scientific officer until the company was acquired by Allergan plc in July 2015. He is also a professor of biomedical engineering at Northwestern University and director of the university's Falk Center for Molecular Therapeutics. Dr. Moskal previously served as assistant professor and director of the neurosurgery laboratories at the Albert Einstein College of Medicine. Earlier, he was a staff fellow at the National Institutes of Health. Dr. Moskal is well known for his research on the NMDAr. He received a B.S. and a Ph.D. from the University of Notre Dame.

        The principal occupation and employment during the past five years of each of our executive officers was carried on, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary or other affiliate of us. There is no arrangement or understanding between any of our executive officers and any other person or persons pursuant to which he was or is to be selected as an executive officer.

        There are no material legal proceedings to which any of our executive officers is a party adverse to us in which any such person has a material interest adverse to us.

 PROPOSAL NO. 2 — RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP
AS APTINYX'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE
FISCAL YEAR ENDING DECEMBER 31, 2019

        Aptinyx's stockholders are being asked to ratify the appointment by the audit committee of the board of directors of Deloitte & Touche LLP as Aptinyx's independent registered public accounting firm for the fiscal year ending December 31, 2019. Deloitte & Touche LLP has served as Aptinyx's independent registered public accounting firm since 2017.

        The audit committee is solely responsible for selecting Aptinyx's independent registered public accounting firm for the fiscal year ending December 31, 2019. Stockholder approval is not required to appoint Deloitte & Touche LLP as Aptinyx's independent registered public accounting firm. However, the board of directors believes that submitting the appointment of Deloitte & Touche LLP to the stockholders for ratification is good corporate governance. If the stockholders do not ratify this appointment, the audit committee will reconsider whether to retain Deloitte & Touche LLP. If the selection of Deloitte & Touche LLP is ratified, the audit committee, at its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of Aptinyx and its stockholders.

        A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from our stockholders.

        Aptinyx incurred the following fees from Deloitte & Touche LLP, and their respective affiliates (the "Deloitte Entities"), for the audit of the financial statements, and for fees billed for other services provided by the Deloitte Entities during the years ended December 31, 2018 and 2017.

	2018	2017
Audit fees(1)	$1,442,530	$47,140
Audit-related fees(2)	32,763	—
Tax fees(3)	10,500	—
All other fees	—	—

Total fees	$1,485,793	$47,140

(1)
Audit fees consist of fees for the audit of our annual financial statements, the review of our interim financial statements included in our quarterly reports on Form 10-Q and fees related to our initial public offering, including comfort letters and consents.

(2)
Audit-related fees consist principally of fees for professional services rendered that are reasonably related to the performance of the audit or review of our financial statements, including an audit of our compliance with our government grant funding.

(3)
Tax fees consist of fees for professional services, including tax compliance, advice and tax planning.

Audit Committee Pre-approval Policy and Procedures

        Our audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our audit committee or the engagement is entered into pursuant to the pre-approval procedure described below.

        From time to time, our audit committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval details the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

        During our 2018 and 2017 fiscal years, no services were provided to us by Deloitte & Touche LLP other than in accordance with the pre-approval policies and procedures described above.

Vote Required and Board of Directors' Recommendation

        The approval of Proposal No. 2 requires that a majority of the votes properly cast vote FOR this proposal. Shares voting "abstain" have no effect on the outcome of Proposal No. 2.

        The board of directors recommends voting "FOR" Proposal No. 2 to ratify the appointment of Deloitte & Touche LLP as Aptinyx's independent registered public accounting firm for the fiscal year ending December 31, 2019.

CORPORATE GOVERNANCE

Director Nomination Process

        Our nominating and corporate governance committee is responsible for identifying individuals qualified to serve as directors, consistent with criteria approved by our board of directors, and recommending such persons to be nominated for election as directors, except where we are legally required by contract, law or otherwise to provide third parties with the right to nominate.

        The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by management, recruiters, members of the committee and our board of directors. The qualifications, qualities and skills that our nominating and corporate governance committee believes must be met by a committee-recommended nominee for a position on our board of directors are as follows:

  •
  Nominees should demonstrate high standards of personal and professional ethics and integrity.

  •
  Nominees should have proven achievement and competence in the nominee's field and the ability to exercise sound business judgment.

  •
  Nominees should have skills that are complementary to those of the existing board of directors.

  •
  Nominees should have the ability to assist and support management and make significant contributions to the Company's success.

  •
  Nominees should have an understanding of the fiduciary responsibilities that is required of a member of the board of directors and the commitment of time and energy necessary to diligently carry out those responsibilities.

        Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates. Any such proposals should be submitted to our corporate secretary at our principal executive offices no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the one-year anniversary of the date of the preceding year's annual meeting and should include appropriate biographical and background material to allow the nominating and corporate governance committee to properly evaluate the potential director candidate and the number of shares of our stock beneficially owned by the stockholder proposing the candidate. Stockholder proposals should be addressed to Aptinyx Inc., 909 Davis Street, Suite 600, Evanston, Illinois 60201, Attention: Corporate Secretary. Assuming that biographical and background material has been provided on a timely basis in accordance with our bylaws, any recommendations received from stockholders will be evaluated in the same manner as potential nominees proposed by the nominating and corporate governance committee. If our board of directors determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included on our proxy card for the next annual meeting of stockholders. See "Stockholder Proposals" for a discussion of submitting stockholder proposals.

Director Independence

        Applicable Nasdaq Stock Market LLC, or Nasdaq, rules require a majority of a listed company's board of directors be comprised of independent directors within one year of listing. In addition, the Nasdaq rules require that, subject to specified exceptions, each member of a listed company's audit, compensation and nominating and corporate governance committees be independent, that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act and that compensation committee members satisfy independence criteria set forth in Rule 10C-1 under the Exchange Act. Under applicable Nasdaq rules, a director will only qualify as an "independent director" if, in the opinion of the listed company's board of directors based upon the recommendation of the nominating and corporate governance committee, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In addition, in affirmatively determining the independence of any director who will serve on a company's compensation committee, Rule 10C-1 under the Exchange Act requires that a company's board of directors must consider all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director's ability to be independent from management in connection with the duties of a compensation committee member, including: the source of compensation to the director, including any consulting, advisory or other compensatory fee paid by such company to the director, and whether the director is affiliated with the company or any of its subsidiaries or affiliates.

        Our board of directors has determined that all members of the board of directors, except Dr. Riedel, are independent directors, including for purposes of the rules of Nasdaq and the SEC. In making such independence determination, our board of directors considered the relationships that each non-employee director has with us and all other facts and circumstances that our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. In considering the independence of the directors listed above, our board of directors considered the association of our directors with the holders of more than 5% of our common stock. There are no family relationships among any of our directors or executive officers. Dr. Riedel is not an independent director under these rules because he is an executive officer of the Company.

Board Committees

        Our board of directors has established an audit committee, a compensation and management development committee, and a nominating and corporate governance committee. Each of the audit committee, compensation and management development committee, and nominating and corporate governance committee operates under a charter that satisfies the applicable standards of the SEC and Nasdaq. Each such committee reviews its respective charter at least annually. A current copy of the charter for each of the audit committee, compensation and management development committee, and nominating and corporate governance committee is posted on the corporate governance section of our website, www.ir.aptinyx.com/corporate-governance/documents-charters.

Audit Committee

        Patrick G. Enright, Wilbur H. Gantz III, and Robert J. Hombach serve on the audit committee, which is chaired by Robert J. Hombach. Our board of directors has determined that each member of the audit committee is "independent" for audit committee purposes as that term is defined in the rules of the SEC and the applicable Nasdaq rules, and each has sufficient knowledge in financial and auditing matters to serve on the audit committee. Our board of directors has designated Robert J. Hombach as an "audit committee financial expert," as defined under the applicable rules of the SEC. During the fiscal year ended December 31, 2018, the audit committee met four times. The report of the audit committee is included in this proxy statement under "Report of the Audit Committee." The audit committee's responsibilities include:

  •
  appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

  •
  pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

  •
  reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;

  •
  reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

  •
  coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;

  •
  establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;

  •
  recommending based upon the audit committee's review and discussions with management and our independent registered public accounting firm whether our audited financial statements shall be included in our Annual Report on Form 10-K;

  •
  monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

  •
  preparing the audit committee report required by SEC rules to be included in our annual proxy statement;

  •
  reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and

  •
  reviewing quarterly earnings releases.

        All audit and non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.

Compensation and Management Development Committee

        Elisha P. Gould III and Adam M. Koppel, M.D., Ph.D. currently serve on the compensation and management development committee, which is chaired by Adam M. Koppel, M.D., Ph.D. As of March 31, 2019, Liam Ratcliffe, M.D., Ph.D. resigned from our board of directors, and no longer serves on the compensation and management development committee. Our board of directors has determined that each member of the compensation and management development committee is "independent" as defined in the applicable Nasdaq rules. During the fiscal year ended December 31, 2018, the compensation and management development committee met four times. The compensation and management development committee's responsibilities include:

  •
  annually reviewing and recommending to the board of directors corporate goals and objectives relevant to the compensation of our chief executive officer;

  •
  evaluating the performance of our chief executive officer in light of such corporate goals and objectives and recommending to the board of directors the compensation of our chief executive officer;

  •
  reviewing and approving the compensation of our other executive officers;

  •
  reviewing and establishing our overall management compensation, philosophy, and policy;

  •
  overseeing and administering our compensation and similar plans;

  •
  evaluating and assessing potential and current compensation advisors in accordance with the independence standards identified in the applicable Nasdaq rules;

  •
  retaining and approving the compensation of any compensation advisors;

  •
  reviewing and making recommendations to our board of directors about our policies and procedures for the grant of equity-based awards;

  •
  evaluating and making recommendations to the board of directors about director compensation;

  •
  preparing the compensation and management development committee report required by SEC rules, if and when required, to be included in our annual proxy statement;

  •
  reviewing and reassessing the adequacy of the compensation and management development committee's charter;

  •
  performing periodic evaluations of the compensation and management development committee and report results to the board of directors;

  •
  reviewing and approving the retention or termination of any consulting firm or outside advisor to assist in the evaluation of compensation matters; and

  •
  reviewing and discussing with the board of directors corporate succession plans for our chief executive officer and our other key officers.

Nominating and Corporate Governance Committee

        Patrick G. Enright and James Topper, M.D., Ph.D. serve on the nominating and corporate governance committee, which is chaired by James Topper, M.D., Ph.D. Our board of directors has determined that each member of the nominating and corporate governance committee is "independent" as defined in the applicable Nasdaq rules. During the fiscal year ended December 31, 2018, the nominating and corporate governance committee did not hold any meetings. The nominating and corporate governance committee's responsibilities include:

  •
  developing and recommending to the board of directors criteria for board and committee membership;

  •
  establishing procedures for identifying and evaluating board of director candidates, including nominees recommended by stockholders;

  •
  reviewing the size and composition of the board of directors to ensure that it is composed of members containing the appropriate skills and expertise to advise us;

  •
  identifying and considering individuals qualified to become members of the board of directors or the board's committees based on the criteria, including, among other things, the skills of the proposed candidate, relevant business experience, and independence determination;

  •
  recommending to the board of directors the persons to be nominated for election as directors and to each of the board's committees;

  •
  developing and recommending to the board of directors a code of business conduct and ethics and a set of corporate governance guidelines; and

  •
  overseeing the evaluation of our board of directors and management.

        The nominating and corporate governance committee considers candidates for our board of directors suggested by its members and the Chief Executive Officer. Additionally, in selecting nominees for directors, the nominating and corporate governance committee will review candidates recommended by stockholders in the same manner and using the same general criteria as candidates recruited by the committee and/or recommended by our board of directors. Any stockholder who wishes to recommend a candidate for consideration by the committee as a nominee for director should follow the procedures described later in this proxy statement under the heading "Stockholder Proposals." The nominating and corporate governance committee will also consider whether to nominate any person proposed by a stockholder in accordance with the provisions of our bylaws relating to stockholder nominations as described later in this proxy statement under the heading "Stockholder Proposals."

        Identifying and Evaluating Director Nominees.    Our board of directors is responsible for filling vacancies on our board of directors and for nominating candidates for election by our stockholders each year in the class of directors whose term expires at the relevant annual meeting. The board of directors delegates the selection and nomination process to the nominating and corporate governance committee, with the expectation that other members of the board of directors, and of management, will be requested to take part in the process as appropriate.

        The nominating and corporate governance committee establishes a process for identifying and evaluating nominees for the board of directors, including nominees recommended by stockholders. The nominating and corporate governance committee may solicit recommendations from non-management directors, the chief executive officer, other executive officers, third-party search firms, or any other source it deems appropriate Once candidates have been identified, the nominating and corporate governance committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the nominating and corporate governance committee. The nominating and corporate governance committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the nominating and corporate governance committee deems to be appropriate in the evaluation process. The nominating and corporate governance committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of our board of directors. Based on the results of the evaluation process, the nominating and corporate governance committee recommends candidates for the board of directors' approval to fill a vacancy or as director nominees for election to the board of directors by our stockholders each year in the class of directors whose term expires at the relevant annual meeting.

        We have no formal policy regarding board diversity. Our priority in selection of board members is identification of members who will further the interests of our stockholders through their established record of professional accomplishment, their ability to contribute positively to the collaborative culture among board members, and their knowledge of our business and understanding of the competitive landscape.

Board and Committee Meetings Attendance

        The full board of directors met seven times during 2018. During 2018, each member of the board of directors attended in person or participated in 75% or more of the aggregate of (i) the total number of meetings of the board of directors (held during the period for which such person has been a director) and (ii) the total number of meetings held by all committees of the board of directors on which such person served (during the periods that such person served).

Director Attendance at Annual Meeting of Stockholders

        Directors are responsible for attending the annual meeting of stockholders to the extent practicable. We completed our initial public offering in June 2018 and did not hold an annual meeting of stockholders in 2018.

Policy on Trading, Pledging and Hedging of Company Stock

        Certain transactions in our securities (such as purchases and sales of publicly traded put and call options, and short sales) create a heightened compliance risk or could create the appearance of misalignment between management and stockholders. In addition, securities held in a margin account or pledged as collateral may be sold without consent if the owner fails to meet a margin call or defaults on the loan, thus creating the risk that a sale may occur at a time when an officer or director is aware of material, non-public information or otherwise is not permitted to trade in Company securities. Our insider trading policy expressly prohibits short sales and derivative transactions of our stock by our executive officers, directors, employees and certain designated consultants and contractors, including short sales of our securities. Our insider trading policy expressly prohibits, without the advance approval of our audit committee, purchases or sales of puts, calls, or other derivative securities of the company or any derivative securities that provide the economic equivalent of ownership.

Code of Business Conduct and Ethics

        We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the code is posted on the corporate governance section of our website, which is located at www.ir.aptinyx.com/corporate-governance/documents-charters. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K.

Board Leadership Structure and Board's Role in Risk Oversight

        The board of directors of the Company has an independent chair, Mr. Gantz, who has authority, among other things, to call and preside over board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the board of directors. Accordingly, the chairman has substantial ability to shape the work of the board of directors. Currently, the role of chairman of the board is separated from the role of chief executive officer. We believe that separating these positions allows our chief executive officer to focus on our day-to-day business, while allowing the chairman of the board to lead the board of directors in its fundamental role of providing advice to, and independent oversight, of management. Our board of directors recognizes the time, effort, and energy that the chief executive officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our chairman, particularly as the board of directors' oversight responsibilities continue to grow. While our bylaws and our corporate governance guidelines do not require that our chairman and chief executive officer positions be separate, our board of directors believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.

        Risk is inherent to every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to our financial condition, development and commercialization activities, operations, strategic direction, and intellectual property. Management is responsible for the day-to-day management of risks we face, while our board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

        The role of the board of directors in overseeing the management of our risks is conducted primarily through committees of the board of directors, as disclosed in the descriptions of each of the committees above and in the charters of each of the committees. The full board of directors (or the appropriate board committee in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on us, and the steps we take to manage them. When a board committee is responsible for evaluating and overseeing the management of a particular risk or risks, the chairman of the relevant committee reports on the discussion to the full board of directors during the committee reports portion of the next board meeting. This enables the board of directors and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Communication with the Directors of Aptinyx Inc.

        Any interested party with concerns about our company may report such concerns to the board of directors or the chairman of our board of directors and nominating and corporate governance committee, by submitting a written communication to the attention of such director at the following address:

c/o Aptinyx Inc.
909 Davis Street, Suite 600
Evanston, Illinois 60201
United States

        You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, customer, supplier, or other interested party.

        A copy of any such written communication may also be forwarded to Aptinyx's legal counsel and a copy of such communication may be retained for a reasonable period of time. The director may discuss the matter with Aptinyx's legal counsel, with independent advisors, with non-management directors, or with Aptinyx's management, or may take other action or no action as the director determines in good faith, using reasonable judgment, and applying his or her own discretion.

        Communications may be forwarded to other directors if they relate to important substantive matters and include suggestions or comments that may be important for other directors to know. In general, communications relating to corporate governance and long- term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications.

        The audit committee oversees the procedures for the receipt, retention, and treatment of complaints received by Aptinyx regarding accounting, internal accounting controls, or audit matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, internal accounting controls or auditing matters. Aptinyx has also established a toll-free telephone number for the reporting of such activity, which is 1-855-662-7233.

Director Compensation

        In May 2018, our board of directors adopted a non-employee director compensation policy, which is designed to enable us to attract and retain, on a long-term basis, highly qualified non-employee directors. Under the policy, each director who is not an employee will be paid cash compensation.

        The table below shows all compensation paid to our non-employee directors during 2018. Dr. Riedel, our president and chief executive officer, does not receive any compensation for his services as director and, consequently, is not included in this table. The compensation received by Dr. Riedel during 2018 is set forth in the section of this Proxy Statement captioned "Executive Compensation—Summary Compensation Table."

Name	Fees Paid In Cash ($)(1)	Option Awards ($)(2)(3)(4)	All Other Compensation ($)	Total ($)
Wilbur H. Gantz III	38,244	—	—	38,244
Patrick G. Enright	24,391	—	—	24,391
Elisha P. Gould III	20,963	—	—	20,963
Robert J. Hombach(5)	26,238	32,043	—	58,281
Adam M. Koppel, M.D., Ph.D.	23,600	—	—	23,600
Liam Ratcliffe, M.D., Ph.D.(6)	20,963	—	—	20,963
James N. Topper, M.D., Ph.D.	22,545	—	—	22,545

(1)
Amounts represent prorated cash compensation for services rendered by each member of the board of directors.

(2)
In 2018, Mr. Hombach was granted an option to purchase 36,250 shares of common stock upon his initial election to the board of directors.

(3)
Amounts shown reflect the grant date fair value of option awards granted during 2018. The grant date fair value was computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation. See Note 11 to the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018 regarding assumptions we made in determining the fair value of option awards. Note that the amounts reported in this column reflect the accounting cost for these stock options and do not correspond to the actual economic value that may be received by the director upon exercise of the options. Unlike the calculations contained in our financial statements, this calculation does not give effect to any estimate of forfeitures related to service-based vesting, but assumes that the director will perform the requisite service for the award to vest in full.

(4)
As of December 31, 2018, Mr. Hombach held 5,286 shares of unexercised stock options and no shares of unvested restricted stock.

(5)
Mr. Hombach joined our board of directors in May 2018.

(6)
Dr. Ratcliffe resigned from our board of directors effective as of March 31, 2019.

        Under our director compensation program, we pay our non-employee directors a cash retainer for service on the board of directors and for service on each committee on which the director is a member. The chairman of each committee receives a higher retainer for such service. These fees are payable in arrears in four equal quarterly installments on the last day of each quarter, provided that the amount of such payment is prorated for any portion of such quarter that the director is not serving on our board of directors. The fees paid to non-employee directors for service on the board of directors and for service on each committee of the board of directors on which the director is a member are as follows:

Annual Retainer
Board of Directors:
All nonemployee members	$35,000
Additional retainer for Non-Executive Chairman of the Board	$30,000
Audit Committee:
Chairman	$15,000
Non-Chairman members	$7,500
Compensation and Management Development Committee:
Chairman	$10,000
Non-Chairman members	$5,000
Nominating and Corporate Governance Committee:
Chairman	$8,000
Non-Chairman members	$4,000

        We also reimburse our non-employee directors for reasonable travel and out-of-pocket expenses incurred in connection with attending our board of director and committee meetings.

        In addition, each new non-employee director elected to our board of directors will be granted an initial, one-time equity award with a grant date fair value of $320,000 in the form of stock options and/or restricted stock units, as elected by the director or as determined by the compensation and management development committee, which shall vest over a three-year period with one-third of the option shares vesting on the first anniversary of the date of grant and the remaining two-thirds vesting in ratable monthly installments, subject to the director's continued service as a director through such vesting date. On the date of each annual meeting of stockholders of our company, each non-employee director will receive an additional annual equity award with a grant date fair value of $160,000 in the form of stock options and/or restricted stock units, as determined by the compensation and management development committee, which shall vest in ratable monthly installments over one year from the date of grant, subject to the director's continued service as a director through such vesting date.

        This program is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors' interests with those of our stockholders.

EXECUTIVE COMPENSATION

        Our named executive officers for the year ended December 31, 2018 include:

  •
  Norbert G. Riedel, Ph.D., our president and chief executive officer;

  •
  Ashish Khanna, our chief financial officer and chief business officer; and

  •
  Andrew Kidd, our chief operating officer.

Summary Compensation Table

        The following table presents the compensation awarded to, earned by or paid to each of our named executive officers for the years indicated.

	Year	Salary ($)(1)	Non-Equity Incentive Compensation ($)(2)(3)	Option awards ($)(4)	All other compensation ($)(5)	Total ($)
Norbert G. Riedel, Ph.D.	2018	452,509	178,826	1,208,015	33,842	1,873,192
President and Chief Executive	2017	424,017	159,054	197,230	28,059	808,360
Officer
Ashish Khanna	2018	333,548	112,746	243,232	31,520	721,046
Chief Financial Officer and Chief	2017	295,992	69,448	68,046	18,858	452,344
Business Officer
Andrew Kidd	2018	341,417	107,015	426,077	18,205	892,714
Chief Operating Officer(6)	2017	13,750	13,210	—	324	27,284

(1)
In February 2018, Dr. Riedel's salary was increased to $439,212. In August 2018, Dr. Riedel's salary was increased to $485,500. In February 2018, Mr. Khanna's salary was increased to $327,800. In August 2018, Mr. Khanna's salary was increased to 360,000. In February 2018, Mr. Kidd's salary was increased to $341,700.

(2)
The 2017 amounts reflect the discretionary bonus paid in 2018 for performance during 2017.

(3)
The 2018 amounts reflect the discretionary bonus paid in 2019 for performance during 2018, as discussed under "Narrative to Summary Compensation Table—Annual Bonus".

(4)
Amounts reflect the aggregate grant date fair value of option awards granted to the named executive officer during the applicable year under our 2015 Stock Option and Grant Plan, or the 2015 Plan, calculated in accordance with the provisions of Financial Accounting Standards Board Accounting Standard Codification Topic 718, Compensation—Stock Compensation. The assumptions used in calculating the grant date fair value of the stock options reported in the Option Awards column are set forth in Note 11 to the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018. Note that the amounts reported in this column reflect the accounting cost for these stock options and do not correspond to the actual economic value that may be received by the named executive officer upon exercise of the options. Unlike the calculations contained in our financial statements, this calculation does not give effect to any estimate of forfeitures related to service-based vesting but assumes that the executive will perform the requisite service for the award to vest in full.

(5)
For 2018, amounts include for each named executive officer: (a) amounts contributed by us and to the named executive officer's 401(k) account in the amount of $11,000 for each of Dr. Riedel and Mr. Kidd and $5,268 for Mr. Khanna and (b) medical, dental, vision, life, and disability premiums paid by us in the amount of $22,842 for Dr. Riedel, $26,252 for Mr. Khanna, and $7,205 for Mr. Kidd.

(6)
Mr. Kidd commenced employment with us in November 2017.

Narrative to Summary Compensation Table

        Our board of directors and compensation and management development committee review compensation annually for all employees, including our executives. In setting executive base salaries and bonuses and granting equity incentive awards, we consider compensation for comparable positions in the market, the historical compensation levels of our executives, individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our stockholders, and engender a long-term commitment to our company. We target a general competitive position, based on independent third-party benchmark analytics to inform the mix of compensation of base salary, short-and long-term incentives.

        Our board of directors has historically determined our executives' compensation. Our compensation and management development committee reviews and discusses management's proposed compensation with the chief executive officer for all executives other than the chief executive officer. Based on those discussions and its discretion, taking into account the factors noted above, the compensation and management development committee then recommends the compensation for each executive officer. Our board of directors discusses the compensation and management development committee's recommendations and ultimately approves the compensation of our chief executive officer without members of management present. In 2018, the compensation and management development committee retained the services of Radford, an AON Hewitt company, as its external compensation consultant and the board of directors and the compensation and management development committee considered Radford's input on certain compensation matters as they deemed appropriate. Radford served at the discretion of the compensation and management development committee and did not provide any other services to the Company during fiscal year 2018 other than those for which they were engaged by the compensation and management development committee.

        Our compensation and management development committee requires that its compensation consultants be independent of Company management and performs an annual assessment of the compensation consultants' independence to determine whether the consultants are independent. Our compensation and management development committee has determined that Radford is independent and that its work has not raised any conflict of interests.

Annual base salary

        Each named executive officer's base salary is a fixed component of annual compensation for performing specific duties and functions and has been established by our board of directors taking into account each individual's role, responsibilities, skills, and experience. Base salaries for our named executive officers are reviewed annually by our compensation and management development committee, typically in connection with our annual performance review process, and adjusted from time to time, based on the recommendation of the compensation and management development committee, to realign salaries with market levels after taking into account individual responsibilities, performance, and experience.

        For the year ended December 31, 2018, the annual base salaries for each of Dr. Riedel, Mr. Khanna and Mr. Kidd were $485,500, $360,000 and $341,700, respectively. Effective March 1, 2019, the annual base salaries for each of Dr. Riedel, Mr. Khanna and Mr. Kidd were increased to $496,278, $367,992 and $367,586, respectively.

Annual bonus

        Our annual bonus program is intended to reward our named executive officers for meeting objective or subjective performance goals for a fiscal year. From time to time, our board of directors or compensation and management development committee may approve annual bonuses for our named executive officers based on individual performance, company performance, or as otherwise determined appropriate.

        Under our Senior Executive Cash Incentive Bonus Plan, annual performance-based cash bonuses were paid to our employees, including our named executive officers, based on achievement of (1) company-wide objectives established by the compensation and management development committee that relate to financial and operational metrics with respect to the company, including research and clinical development, financial, business development and operational milestones, and (2) certain individual performance objectives. The chief executive officer's potential bonus was based exclusively on achievement of corporate goals.

        Performance goals are reviewed by our compensation and management development committee and approved by the board of directors in the first quarter of each year. For 2018, annual bonuses were based on achievement of company-wide goals related to, among other things, achievement of preclinical and clinical program milestones, drug development and regulatory objectives, and budget management.

Name	Target Bonus (% of base salary)
Norbert G. Riedel, Ph.D.	50
Ashish Khanna	35
Andrew Kidd	35

        With respect to performance in fiscal year 2018 for the months of January through August, the target bonus opportunity for each of Dr. Riedel, Mr. Khanna and Mr. Kidd were 40%, 25% and 25%, respectively. The target bonus opportunity for each of Dr. Riedel, Mr. Khanna and Mr. Kidd were increased in September 2018 to 50%, 35% and 35%, respectively.

Long-term equity incentives

        Our equity grant program is intended to align the interests of our named executive officers with those of our stockholders and to motivate them to make important contributions to our performance.

Outstanding Equity Awards at 2018 Fiscal Year End Table

        The following table presents information regarding all outstanding stock options held by each of our named executive officers on December 31, 2018.

	Option awards						Stock awards
Name	Number of securities underlying unexercised options (#) exercisable		Number of securities underlying unexercised options (#) unexercisable		Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)(3)
Norbert G. Riedel, Ph.D.	191,522	(1)	250,093	(1)	2.59	2/1/2027
	—		580,330	(4)	5.13	2/19/2028
	—		427,265	(5)	27.43	9/19/2028
							82,999	(2)	1,372,803
Ashish Khanna	79,381	(1)	86,284	(1)	2.59	2/1/2027
	—		172,454	(4)	5.13	02/19/2028
	—		30,000	(5)	27.43	09/19/2028
							29,050	(2)	480,487
Andrew Kidd	122,092	(6)	328,710	(4)	5.13	2/19/2028

(1)
Represents options granted on February 2, 2017 and vests over a four-year period, with one-fourth (1/4) of the option granted vesting on January 19, 2018, and the balance of the option granted vesting ratably on a monthly basis, over the following 36 months, subject to continued service through each such date. Each option was granted pursuant to our 2015 Stock Option and Grant Plan.

(2)
Represents restricted stock awards was granted on November 17, 2015 and vests over a four-year period, with 20% of the restricted shares granted vesting on the grant date, and the balance of the restricted shares granted vesting ratably on a monthly basis, over the following 48 months, subject to continued service through each such date. Each restricted stock award was granted pursuant to our 2015 Stock Option and Grant Plan.

(3)
This column reflects the closing market price of a share of our common stock of $16.54, which was the closing price per share of our common stock as reported by Nasdaq on December 31, 2018, the last trading day of 2018, multiplied by the amount shown in the column "Stock Awards—Number of shares or units of stock that have not vested."

(4)
Represents options granted on February 20, 2018 and vests over a four-year period, with one-fourth (1/4) of the option granted vesting on February 9, 2019, and the balance of the option granted vesting ratably on a monthly basis, over the following 36 months, subject to continued service through each such date. Each option was granted pursuant to our 2015 Stock Option and Grant Plan.

(5)
Represents options granted on September 20, 2018 and vests over a four-year period, with one-fourth (1/4) of the option granted vesting on September 20, 2019, and the balance of the option granted vesting ratably on a monthly basis, over the following 36 months, subject to continued service through each such date. Each option was granted pursuant to our 2018 Stock Option and Incentive Plan.

(6)
Represents options granted on February 20, 2018 and vests over a four-year period, with one-fourth (1/4) of the option granted vesting on November 27, 2018, and the balance of the option granted vesting ratably on a monthly basis, over the following 36 months, subject to continued service through each such date. Each option was granted pursuant to our 2015 Stock Option and Grant Plan.

Employment arrangements with our named executive officers

        In June 2018, we entered into amended and restated employment agreements with each of our named executive officers. Each of our named executive officers is employed at will.

Norbert G. Riedel, Ph.D.

        Under his amended and restated employment agreement, Dr. Riedel's current annual base salary is $496,278, which is subject to review and redetermination by our board of directors or our compensation and management development committee, and he is eligible to earn an annual bonus with a target amount equal to 50% of his base salary. Dr. Riedel is also eligible to participate in the employee benefit plans available to our employees, subject to the terms of those plans.

        Dr. Riedel's employment agreement provides that, in the event that his employment is terminated by us without "cause" (as defined in his employment agreement) or Dr. Riedel resigns for "good reason" (as defined in his employment agreement), subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, he will be entitled to receive (i) an amount equal to 12 months of his base salary payable in substantially equal installments over 12 months following his termination, and (ii) if Dr. Riedel is participating in our group health plan immediately prior to his termination, a monthly cash payment until the earlier of 12 months following termination or the end of Dr. Riedel's COBRA health continuation period in an amount equal to the amount that we would have paid to provide health insurance to Dr. Riedel had he remained employed with us. In lieu of the payments and benefits described in the preceding sentence, in the event that Dr. Riedel's employment is terminated by us without cause or Dr. Riedel resigns for good reason, in either case within 12 months following a "sale event" (as defined in his employment agreement), subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, he will be entitled to receive (i) an amount equal to 18 months of his base salary, plus 150% of his annual target bonus, payable in substantially equal installments over 18 months following his termination, (ii) if Dr. Riedel is participating in our group health plan immediately prior to his termination, a monthly cash payment until the earlier of 18 months following termination or the end of Dr. Riedel's COBRA health continuation period in an amount equal to the amount that we would have paid to provide health insurance to him had he remained employed with us and (iii) full acceleration of all outstanding time-based equity awards held by Dr. Riedel.

        The payments and benefits provided to Dr. Riedel under his employment agreement in connection with a sale event may not be eligible for a federal income tax deduction for the company pursuant to Section 280G of the Code. These payments and benefits also may be subject to an excise tax under Section 4999 of the Code. If the payments or benefits payable to Dr. Riedel in connection with a sale event would be subject to the excise tax on golden parachutes imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to such officer.

        In addition, Dr. Riedel has entered into a non-competition, non-solicitation, confidentiality and assignment agreement with us that contains, among other things, non-competition and non-solicitation provisions that apply during the term of Dr. Riedel's employment and for 12 months thereafter.

Ashish Khanna

        Under his amended and restated employment agreement, Mr. Khanna's current annual base salary is $367,992, which is subject to review and redetermination by our board of directors or our compensation and management development committee, and he is eligible to earn an annual bonus with a target amount equal to 35% of his base salary. Mr. Khanna is also eligible to participate in the employee benefit plans available to our employees, subject to the terms of those plans.

        Mr. Khanna's employment agreement provides that, in the event that his employment is terminated by us without "cause" (as defined in his employment agreement) or Mr. Khanna resigns for "good reason" (as defined in his employment agreement), subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, he will be entitled to receive (i) an amount equal to nine months of his base salary payable in substantially equal installments over nine months following his termination, and (ii) if Mr. Khanna is participating in our group health plan immediately prior to his termination, a monthly cash payment until the earlier of nine months following termination or the end of Mr. Khanna's COBRA health continuation period in an amount equal to the amount that we would have paid to provide health insurance to Mr. Khanna had he remained employed with us. In lieu of the payments and benefits described in the preceding sentence, in the event that Mr. Khanna's employment is terminated by us without cause or Mr. Khanna resigns for good reason, in either case within 12 months following a "sale event" (as defined in his employment agreement), subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, he will be entitled to receive (i) an amount equal to 12 months of his base salary, plus 100% of his annual target bonus, payable in substantially equal installments over 12 months following his termination, (ii) if Mr. Khanna is participating in our group health plan immediately prior to his termination, a monthly cash payment until the earlier of 12 months following termination or the end of Mr. Khanna's COBRA health continuation period in an amount equal to the amount that we would have paid to provide health insurance to him had he remained employed with us and (iii) full acceleration of all outstanding time-based equity awards held by Mr. Khanna.

        The payments and benefits provided to Mr. Khanna under his employment agreement in connection with a sale event may not be eligible for a federal income tax deduction for the company pursuant to Section 280G of the Code. These payments and benefits also may be subject to an excise tax under Section 4999 of the Code. If the payments or benefits payable to Mr. Khanna in connection with a sale event would be subject to the excise tax on golden parachutes imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to such officer.

        In addition, Mr. Khanna has entered into a non-competition, non-solicitation, confidentiality and assignment agreement with us that contains, among other things, non-competition and non-solicitation provisions that apply during the term of Mr. Khanna's employment and for 12 months thereafter.

Andrew Kidd

        Under his amended and restated employment agreement, Mr. Kidd's current annual base salary is $367,586, which is subject to review and redetermination by our board of directors or our compensation and management development committee, and he is eligible to earn an annual bonus with a target amount equal to 35% of his base salary. Mr. Kidd is also eligible to participate in the employee benefit plans available to our employees, subject to the terms of those plans.

        Mr. Kidd's employment agreement provides that, in the event that his employment is terminated by us without "cause" (as defined in his employment agreement) or Mr. Kidd resigns for "good reason" (as defined in his employment agreement), subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, he will be entitled to receive (i) an amount equal to nine months of his base salary payable in substantially equal installments over nine months following his termination, and (ii) if Mr. Kidd is participating in our group health plan immediately prior to his termination, a monthly cash payment until the earlier of nine months following termination or the end of Mr. Kidd's COBRA health continuation period in an amount equal to the amount that we would have paid to provide health insurance to Mr. Kidd had he remained employed with us. In lieu of the payments and benefits described in the preceding sentence, in the event that Mr. Kidd's employment is terminated by us without cause or Mr. Kidd resigns for good reason, in either case within 12 months following a "sale event" (as defined in his employment agreement), subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, he will be entitled to receive (i) an amount equal to 12 months of his base salary, plus 100% of his annual target bonus, payable in substantially equal installments over 12 months following his termination, (ii) if Mr. Kidd is participating in our group health plan immediately prior to his termination, a monthly cash payment until the earlier of 12 months following termination or the end of Mr. Kidd's COBRA health continuation period in an amount equal to the amount that we would have paid to provide health insurance to him had he remained employed with us and (iii) full acceleration of all outstanding time-based equity awards held by Mr. Kidd.

        The payments and benefits provided to Mr. Kidd under his employment agreement in connection with a sale event may not be eligible for a federal income tax deduction for the company pursuant to Section 280G of the Code. These payments and benefits also may be subject to an excise tax under Section 4999 of the Code. If the payments or benefits payable to Mr. Kidd in connection with a sale event would be subject to the excise tax on golden parachutes imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to such officer.

        In addition, Mr. Kidd has entered into a non-competition, non-solicitation, confidentiality and assignment agreement with us that contains, among other things, non-competition and non-solicitation provisions that apply during the term of Mr. Kidd's employment and for 12 months thereafter.

Additional Narrative Disclosure

        401(k) Savings Plan.    We maintain a tax-qualified 401(k) retirement plan for eligible employees in the United States. Under our 401(k) plan, employees may elect to defer up to 100% of their eligible compensation subject to applicable annual limits set pursuant to the Code. The 401(k) plan includes a salary deferral arrangement pursuant to which participants may elect to reduce their current compensation by up to the statutorily prescribed limit and have the amount of the reduction contributed to the 401(k) plan. We also match employee contributions to the 401(k) plan equal to 100% on the first 3% of compensation deferred as an elective deferral and an additional 50% on the next 2% of compensation deferred as an elective deferral. Employees are 100% vested in their contributions to the 401(k) plan. We intend for the 401(k) plan to qualify, depending on the employee's election, under Section 401(a) of the Code so that contributions by employees, and income earned on those contributions, are not taxable to employees until withdrawn from the 401(k) plan.

        Health and Welfare Benefits.    All of our full-time employees, including our executive officers are eligible to participate in certain medical, disability and life insurance benefit programs offered by us. We pay the premiums for dental and vision plans, employee term life/accidental death and dismemberment insurance, short-and and long-term disability for all of our employees, including our executive officers. We also provide all employees, including executive officers, with flexible spending and health savings account plans, an employee stock purchase plan and paid time off benefits including, vacation, sick time and holidays. We do not sponsor or nonqualified defined benefit plans for any of our employees or executives.

Compensation Risk Assessment

        We believe that although a portion of the compensation provided to our executive officers and other employees is performance-based, our executive compensation program does not encourage excessive or unnecessary risk taking. Our compensation programs are designed to encourage our executive officers and other employees to remain focused on both short-term and long-term strategic goals that drive shareholder value, in particular in connection with our pay-for-performance compensation philosophy. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.

Equity Compensation Plan Information

        The following table provides information as of December 31, 2018 with respect to the shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by stockholders(1)	3,961,231	$7.46	4,131,592	(2)
Equity compensation plans not approved by stockholders	—	—	—
Total	3,961,231	$7.46	4,131,592

(1)
Includes the following plans: our 2015 Stock Option and Grant Plan, our 2018 Stock Option and Incentive Plan and our 2018 Employee Stock Purchase Plan.

(2)
As of December 31, 2018, a total of 4,414,560 shares of our common stock have been reserved for issuance pursuant to the 2018 Stock Option and Incentive Plan. The 2018 Stock Option and Incentive Plan provides that the number of shares reserved and available for issuance under the plan will automatically increase each January 1, beginning on January 1, 2019, by 4% of the outstanding number of shares of our common stock on the immediately preceding December 31 or such lesser number of shares as determined by the Compensation and Management Development Committee. This number will be subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization. The shares of common stock underlying any awards that are forfeited, cancelled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without the issuance of stock, expire or are otherwise terminated, other than by exercise, under the 2018 Stock Option and Incentive Plan and the 2015 Stock Option and Grant Plan will be added back to the shares of common stock available for issuance under the 2018 Stock Option and Incentive Plan. The Company no longer makes grants under the 2015 Stock Option and Grant Plan. As of December 31, 2018, a total of 314,697 shares of our common stock have been reserved for issuance pursuant to the 2018 Employee Stock Purchase Plan. The 2018 Employee Stock Purchase Plan provides that the number of shares reserved and available for issuance under the plan will automatically increase each January 1, beginning on January 1, 2019, by the lesser of 314,697 shares of our common stock, 1% of the outstanding number of shares of our common stock on the immediately preceding December 31 or such lesser number of shares as determined by the Compensation and Management Development Committee. This number will be subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Certain Relationships and Transactions

        Other than the compensation agreements and other arrangements described under "Executive compensation" and "Director compensation" in this proxy statement and the transactions described below, since January 1, 2017, there has not been and there is not currently proposed, any transaction or series of similar transactions to which we were, or will be, a party in which the amount involved exceeded, or will exceed, $120,000 (or, if less, 1% of the average of our total assets amounts at December 31, 2017 and 2018) and in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of the foregoing persons, had, or will have, a direct or indirect material interest.

Participation in our Initial Public Offering

        Our existing stockholders, including certain affiliates of our directors purchased an aggregate of approximately 1,545,184 shares of our common stock in our initial public offering at the initial public offering price. The following table sets forth the number of shares of our common stock purchased by directors, executive officers and 5% stockholders and their affiliates and the aggregate purchase price paid for such shares.

Name	Shares of Common Stock Purchased	Aggregate Cash Purchase Price
Adams Street Partners LLC(1)	150,000	$2,400,000
Longitude Venture Partners II, L.P.(2)	150,000	$2,400,000
Frazier Life Sciences VIII, L.P.(3)	150,000	$2,400,000
New Leaf Venture Management III, L.L.C.(4)	250,000	$4,000,000
Bain Capital Life Sciences(5)	400,000	$6,400,000
Partners Fund Management(6)	377,184	$6,034,944
Wilbur H. Gantz III(7)	23,100	$369,600
Ashish Khanna(8)	7,800	$124,800
Robert J. Hombach(9)	24,100	$385,600

Total	1,545,184	$24,724,544

(1)
Consists of: (i) 22,877 shares of common stock purchased and received by Adams Street 2012 Direct Fund LP; (ii) 17,305 shares of common stock purchased and received by Adams Street 2013 Direct Fund LP; (iii) 23,538 shares of common stock purchased and received by Adams Street 2014 Direct Fund LP; (iv) 18,068 shares of common stock purchased and received by Adams Street 2015 Direct Venture/Growth Fund LP; (v) 15,741 shares of common stock purchased and received by Adams Street 2016 Direct Venture/Growth Fund LP; and (vi) 52,471 shares of common stock purchased and received by Adams Street Venture/Growth Fund VI LP. Mr. Gould, a partner at Adams Street Partners, is a member of our board of directors.

(2)
Longitude Venture Partners II, L.P. is an affiliate fund of Longitude and is a holder of five percent or more of our capital stock. Patrick G. Enright, a founder and Managing Director of Longitude, is a member of our board of directors.

(3)
Frazier Life Sciences VIII, L.P. is an affiliate fund of Frazier and is a holder of five percent or more of our capital stock. James N. Topper, M.D., Ph.D., a Managing General Partner at Frazier Healthcare Partners, is a member of our board of directors.

(4)
Consists of: (i) 125,000 shares of common stock purchased and received by NLV III; and (ii) 125,000 shares of common stock purchased and received by New Leaf Biopharma

  Opportunities I, L.P. NLV III is an affiliate fund of NLV and is a holder of five percent or more of our capital stock. Liam Ratcliffe, M.D., Ph.D., a Managing Director at NLV, was a member of our board of directors.

(5)
Consists of: (i) 362,858 shares of common stock purchased and received by BCLSF; and (ii) 37,142 shares of common stock purchased and received by BCIP. BCIP, BCLSF, and BCIP are affiliate funds of Bain Capital Life Sciences Investors, LLC and collectively are holders of five percent or more of our capital stock. Adam M. Koppel, M.D., Ph.D., a Managing Director of Bain Capital Life Sciences Investors, LLC, is a member of our board of directors.

(6)
Consists of: (i) 39,543 shares of common stock purchased and received by Partner Investments LP; (ii) 221,974 shares of common stock purchased and received by PFM Healthcare Master Fund LP; (iii) 108,911 shares of common stock purchased and received by PFM Healthcare Emerging Growth Master Fund LP; and (iv) 6,756 shares of common stock purchased and received by PFM Healthcare Principals Fund LP.

(7)
Consists of: (i) 17,000 shares of common stock purchased and received by Wilbur H. Gantz III Revocable Trust; and (ii) 6,100 shares of common stock purchased and received by LMC Holdings, LLC. Wilbur H. Gantz is the trustee of the Wilbur H. Gantz III Revocable Trust and the manager of LMC Holdings, LLC, and is affiliated with the Gantz Family 2011 Dynasty Trust. Mr. Gantz is the chairman of our board of directors.

(8)
Consists of: (i) 6,000 shares of common stock purchased and received by Ashish Khanna; and (ii) 1,800 shares of common stock purchased and received by Ashish Khanna's family members. Ashish Khanna is our Chief Financial Officer and Chief Business Officer.

(9)
Robert J. Hombach is a member of our board of directors.

Limitation of Liability and Indemnification of Officers and Directors

        Our certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:

  •
  any breach of their duty of loyalty to our company or our stockholders;

  •
  any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

  •
  unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

  •
  any transaction from which they derived an improper personal benefit.

        Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.

        In addition, we adopted bylaws which provide that we will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise. Our bylaws provide that we may indemnify to the fullest extent permitted by law any person who is or was a party or is threatened to be made a party to any action, suit, or proceeding by reason of the fact that he or she is or was one of our employees or agents or is or was serving at our request as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Our bylaws also provide that we must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to very limited exceptions.

        We have entered into and in the future plan to enter into agreements to indemnify our directors and executive officers. These agreements, among other things, require us to indemnify these individuals for certain expenses (including attorneys' fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of our company or that person's status as a member of our board of directors to the maximum extent allowed under Delaware law.

Related person transaction policy

        Our board of directors adopted a written related person transactions policy providing that transactions with our directors, officers and holders of five percent or more of our voting securities and their affiliates, each a related person, must be approved by our audit committee. This policy became effective on June 20, 2018, the date our registration statement for our IPO became effective. Pursuant to this policy, the audit committee has the primary responsibility for reviewing and approving or disapproving "related person transactions," which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. For purposes of this policy, a related person is defined as a director, executive officer, nominee for director, or greater than 5% beneficial owner of our common stock, in each case since the beginning of the most recently completed year, and their immediate family members.

        As appropriate for the circumstances, the audit committee will review and consider:

  •
  the related person's interest in the related person transaction;

  •
  the approximate dollar amount involved in the related person transaction;

  •
  the approximate dollar amount of the related person's interest in the transaction without regard to the amount of any profit or loss;

  •
  whether the transaction was undertaken in the ordinary course of our business;

  •
  whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

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  the purpose of, and the potential benefits to us of, the related-party transaction; and

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  any other information regarding the related-party transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

 PRINCIPAL STOCKHOLDERS

        The following table sets forth information, to the extent known by us or ascertainable from public filings, with respect to the beneficial ownership of our common stock as of March 18, 2019 (unless otherwise specified) by:

  •
  each of our directors;

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  each of our named executive officers;

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  all of our directors and executive officers as a group; and

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  each person, or group of affiliated persons, who is known by us to beneficially owner of greater-than-5.0% of our common stock.

        The column entitled "Shares Beneficially Owned" is based on a total of 33,562,211 shares of our common stock outstanding as of March 18, 2019.

        Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of March 18, 2019 are considered outstanding and beneficially owned by the person holding the options for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise indicated in the table below, addresses of named beneficial owners are in care of Aptinyx Inc., 909 Davis Street, Suite 600, Evanston, Illinois 60201.

	Shares beneficially owned
Name and address of beneficial owner(1)	Number	Percentage
Greater than 5% Stockholders:
Entities affiliated with Adams Street Partners(2)	4,030,628	12.01%
Entities affiliated with New Leaf Ventures(3)	3,290,079	9.80%
Longitude Venture Partners II, L.P.(4)	3,190,079	9.50%
Frazier Life Sciences VIII, L.P.(5)	3,190,079	9.50%
Entities Affiliated with Bain Capital Life Sciences(6)	2,225,092	6.63%
Entities Affiliated with Partner Fund Management(7)	1,910,972	5.45%
Named Executive Officers and Directors:
Norbert G. Riedel, Ph.D.(8)	1,381,037	4.06%
Ashish Khanna(9)	432,009	1.28%
Andrew Kidd(10)	168,792	*
Patrick G. Enright(4)	—	—
Wilbur H. Gantz III(11)	452,681	1.35%
Elisha P. Gould III(2)	—	—
Adam M. Koppel, M.D., Ph.D.(6)	—	—
Liam Ratcliffe, M.D., Ph.D.(3)	—	—
James N. Topper, M.D., Ph.D.(5)	—	—
Robert J. Hombach(12)	58,163	*
All executive officers and directors as a group (11 persons)(13)	2,906,132	8.47%

*
Represents beneficial ownership of less than one percent.

(1)
Unless otherwise indicated, the address for each beneficial owner is c/o Aptinyx Inc., 909 Davis Street, Evanston, IL 60201.

(2)
Information herein is solely based on a Schedule 13G filed by Adams Street, LLC with the SEC on February 13, 2019.Consists of: (i) 249,791 shares of common stock held by Adams Street 2008 Direct Fund, L.P., or AS 2008; (ii) 216,053 shares of common stock held by Adams Street 2009 Direct Fund, L.P., or AS 2009; (iii) 122,728 shares of common stock held by Adams Street 2010 Direct Fund, L.P., or AS 2010; (iv) 106,754 shares of common stock held by Adams Street 2011 Direct Fund LP, or AS 2011; (v) 538,664 shares of common stock held by Adams Street 2012 Direct Fund LP, or AS 2012; (vi) 407,470 shares of common stock held by Adams Street 2013 Direct Fund LP, or AS 2013; (vii) 554,231 shares of common stock held by Adams Street 2014 Direct Fund LP, or AS 2014; (viii) 384,255 shares of common stock held by Adams Street 2015 Direct Venture/Growth Fund LP, or AS 2015; (ix) 334,772 shares of common stock held by Adams Street 2016 Direct Venture/Growth Fund LP, or AS 2016; and (x) 1,115,910 shares of common stock held by Adams Street Venture/Growth Fund VI LP, or ASVG VI. Adams Street Partners, LLC is the managing member of the general partner of each of AS 2008, AS 2009, AS 2010 and the managing member of the general partner of the general partner of AS 2011, AS 2012, AS 2013, AS 2014, AS 2015, AS 2016, and ASVG VI. Thomas S. Bremner, Jeffrey T. Diehl, Elisha P. Gould III, Robin P. Murray, Fred Wang, and Michael R. Zappert, each of whom is a partner of Adams Street Partners, LLC (or a subsidiary thereof), may be deemed to have shared voting and investment power over the reported shares. Adams Street Partners, LLC and Thomas S. Bremner, Jeffrey T. Diehl, Elisha P. Gould III, Robin P. Murray, Fred Wang and Michael R. Zappert disclaim beneficial ownership of the shares held by each of the aforementioned funds except to the extent of their pecuniary interest therein. The address of Adams Street Partners, LLC is One North Wacker Drive, Suite 2200, Chicago, IL 60606-2823.

(3)
Information herein is solely based on a Schedule 13D filed by New Leaf Ventures with the SEC on July 3, 2018. Consists of: (i) 2,921,734 shares of common stock held by New Leaf Ventures III, L.P., or NLV-III; and (ii) 368,345 shares of common stock held by New Leaf Ventures Biopharma Opportunities I, L.P., or NLV Biopharma. The general partner of NLV-III is New Leaf Venture Associates III, L.P., or NLVA-III. The general partner of NLV Biopharma is New Leaf BPO Associates I, L.P., or NLBA-I. The general partner of both NLVA-III and NLBA-I is New Leaf Venture Management III, L.L.C., or Management-III. Ronald M. Hunt, Vijay K. Lathi, and Liam Ratcliffe, who was a member of our board of directors on March 18, 2019, are individual members of Management-III, or Individual Members, which is responsible for the investment decisions of NLV-III and Biopharma-I. Each of the Individual Members disclaims beneficial ownership of the shares held by NLV-III and Biopharma-I except to the extent of their pecuniary interest therein. The address of the entities and individuals listed above is 7 Times Square, Suite 3502, New York, New York 10036.

(4)
Information herein is solely based on a Schedule 13D filed jointly by Longitude Venture Partners II, L.P., or Longitude, Patrick G. Enright, and Juliet Tammenoms Bakker with the SEC on July 2, 2018. Consists of 3,190,079 shares of common stock held by Longitude. Longitude Capital Partners II, LLC, or Longitude Capital II, is the general partner of Longitude and may be deemed to share voting, investment, and dispositive power over the shares held by Longitude. Patrick G. Enright and Juliett Tammenoms Bakker are the managing members of Longitude Capital II and in their capacity as such, may be deemed to exercise shared voting and investment power with respect to such shares. Each of Ms. Bakker and Mr. Enright disclaim beneficial ownership of such shares except to the extent of his or her pecuniary interest therein. The address of Longitude Capital is 2740 Sand Hill Road, Second Floor, Menlo Park, CA 94025.

(5)
Information herein is solely based on a Schedule 13D filed jointly by Frazier Life Sciences VIII, L.P., or FLS-VIII, FHM Life Sciences VIII, L.P., or FHM-VIII L.P., FHM Life

  Sciences VIII, L.L.C., or FHM-VIII LLC, James Topper, and Patrick J. Heron with the SEC on July 5, 2018. Consists of 3,190,079 shares of common stock held by The general partner of FLS VIII, L.P. is FHM-VIII L.P. The general partner of FHM-VIII LP is FHM-VIII, LLC. Mr. Heron and James Topper are members of FHM-VIII LLC and share voting and dispositive power over the shares held by FLS-VIII; however, they disclaim beneficial ownership of the shares held by FLS-VIII except to the extent of their pecuniary interests therein, if any and this proxy statement will not be deemed an admission that they are the beneficial owners of such shares. The address of Frazier is 601 Union, Two Union Square, Suite 3200, Seattle, Washington 98101.

(6)
Information herein is solely based on a Schedule 13D filed jointly by Bain Capital Life Sciences Fund, L.P., or BC LS, and BCIP Life Sciences Associates, LP, BCIP LS, with the SEC on July 3, 2018. Consists of: (i) 2,018,481 shares of common stock held by BC LS and (ii) 206,611 shares of common stock held by BCIP LS. Bain Capital Life Sciences Investors, LLC, a Delaware limited liability company, or BCI LS, is the general partner of Bain Capital Life Sciences Partners, LP, a Cayman exempted limited partnership, or BC LS P, which is the general partner of BC LS. Boylston Coinvestors, LLC, a Delaware limited liability company, or Boylston, is the general partner of BCIP LS. The governance, investment strategy and decision-making process with respect to the investments held by BC LS and BCIP LS is directed by BCI LS, whose managers are Jeffrey Schwartz and Adam Koppel. As a result, each of BCI LS, Mr. Schwartz and Dr. Koppel may be deemed to share voting and dispositive power with respect to the securities held by all of the Reporting Persons. The principal business address of each of the Reporting Persons, BCI LS, BC LS P, Boylston, Mr. Schwartz and Dr. Koppel is 200 Clarendon Street, Boston, MA 02116.

(7)
Information herein is solely based on a Schedule 13G filed jointly by Partner Fund Management, L.P., or PFM, Partner Fund Management GP, LLC, or PFM-GP, Partner Investment Management, L.P., or PIM, Partner Investment Management GP, LLC, or PIM-GP, Brian D. Grossman, or Grossman, and Christopher M. James, or James, on February 14, 2019. Consists of: (i) 1,852,132 shares of common stock held by PFM and PFM-GP, and (ii) 58,840 shares of common stock held by PIM and PIM-GP. PFM-GP and PIM-GP are, respectively, the general partners of PFM and PIM. Grossman is the portfolio manager for the health care strategy for the Funds. James is the chief investment officer for PIM and PFM and member manager of PFM-GP and PIM-GP. PFM and PFM-GP may be deemed to beneficially own the reported shares held by HEGM, HCM, HCLM, and TM. PIM and PIM-GP may be deemed to beneficially own the reported shares held by HCP and PI. Each of Grossman and James may be deemed to beneficially own all the reported shares.

(8)
Consists of: (i) 362,539 shares of common stock held by Dr. Riedel; (ii) 5,118 shares of common stock purchased and received by family members of Dr. Riedel; (iii) 600,490 shares of common stock held by the Norbert G. Riedel 2015 Generation Trust; and (iv) 412,890 shares of common stock underlying options exercisable within 60 days of March 18, 2019.

(9)
Consists of: (i) 283,130 shares of common stock held by Mr. Khanna; (ii) 1,800 shares of common stock purchased and received by family members of Mr. Khanna and (iii) 147,079 shares of common stock underlying options exercisable within 60 days of March 18, 2019.

(10)
Consists of: (i) 9,133 shares of common stock held by Mr. Kidd and (ii) 159,659 shares of common stock underlying options exercisable within 60 days of March 18, 2019.

(11)
Consists of: (i) 372,514 shares of common stock held by the Wilbur H. Gantz III Revocable Trust, or Gantz Revocable Trust and (ii) 80,167 shares of common stock held by LMC Holdings LLC. Wilbur H. Gantz is the trustee of the Wilbur H. Gantz III Revocable Trust and the manager of LMC Holdings, LLC. As a result, Mr. Gantz may be deemed to share voting and investment power with respect to the above-listed shares.

(12)
Consists of: (i) 49,100 shares of common stock held by Mr. Hombach and (ii) 9,063 shares of common stock underlying options exercisable within 60 days of March 18, 2019.

(13)
See notes 2, 3, 4, 5, 6, 8, 9, 10, 11, and 12 above; also includes Joseph R. Moskal, Ph.D. who is an executive officer but not a named executive officer.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors, executive officers, and persons holding more than 10% of our common stock to report their initial ownership of the common stock and other equity securities and any changes in that ownership in reports that must be filed with the SEC. The SEC has designated specific deadlines for these reports, and we must identify in this proxy statement those persons who did not file these reports when due.

        Based solely on a review of reports furnished to us, or written representations from reporting persons, we believe all directors, executive officers, and 10% owners timely filed all reports regarding transactions in our securities required to be filed during the fiscal year ended December 31, 2018 by Section 16(a) under the Exchange Act.

 REPORT OF THE AUDIT COMMITTEE

        The audit committee is appointed by the board of directors to assist the board of directors in fulfilling its oversight responsibilities with respect to (1) the integrity of Aptinyx's financial statements and financial reporting process and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements, (2) the qualifications, independence, and performance of Aptinyx's independent registered public accounting firm, (3) the performance of Aptinyx's internal audit function, if any, and (4) other matters as set forth in the charter of the audit committee approved by the board of directors.

        Management is responsible for the preparation of Aptinyx's financial statements and the financial reporting process, including its system of internal control over financial reporting and its disclosure controls and procedures. The independent registered public accounting firm is responsible for performing an audit of Aptinyx's financial statements in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB) and issuing a report thereon. The audit committee's responsibility is to monitor and oversee these processes.

        In connection with these responsibilities, the audit committee reviewed and discussed with management and the independent registered public accounting firm the audited financial statements of Aptinyx for the fiscal year ended December 31, 2018. The audit committee also discussed with the independent registered public accounting firm the matters required to be discussed by the PCAOB's Auditing Standard No. 1301, Communication with Audit Committees. In addition, the audit committee received written communications from the independent registered public accounting firm confirming their independence as required by the applicable requirements of the PCAOB and has discussed with the independent registered public accounting firm their independence.

        Based on the reviews and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements of Aptinyx be included in Aptinyx's Annual Report on Form 10-K for the fiscal year ended December 31, 2018, that was filed with the SEC. The information contained in this report shall not be deemed to be (1) "soliciting material," (2) "filed" with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act, except to the extent that we specifically incorporate it by reference into such filing.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF APTINYX INC.
Robert J. Hombach, Chairperson Patrick G. Enright Wilbur H. Gantz III

April 1, 2019

 HOUSEHOLDING OF PROXY MATERIALS

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our documents, including the annual report to stockholders and proxy statement, may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you upon written or oral request to Aptinyx Inc., 909 Davis Street, Suite 600, Evanston, Illinois 60201, Attention: Corporate Secretary, telephone: 847-871-0377. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

STOCKHOLDER PROPOSALS

        A stockholder who would like to have a proposal considered for inclusion in our 2020 proxy statement must submit the proposal in accordance with the procedures outlined in Rule 14a-8 of the Exchange Act so that it is received by us no later than December 3, 2019. However, if the date of the 2020 Annual Meeting of Stockholders is changed by more than 30 days from the date of the previous year's meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2020 Annual Meeting of Stockholders. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to Aptinyx Inc., 909 Davis Street, Suite 600, Evanston, Illinois 60201, Attention: Corporate Secretary.

        If a stockholder wishes to propose a nomination of persons for election to our board of directors or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, our bylaws establish an advance notice procedure for such nominations and proposals. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our corporate secretary of the stockholder's intention to bring such business before the meeting.

        The required notice must be in writing and received by our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year's annual meeting, a stockholder's notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. For stockholder proposals to be brought before the 2020 Annual Meeting of Stockholders, the required notice must be received by our corporate secretary at our principal executive offices no earlier than January 16, 2020 and no later than February 15, 2020. Stockholder proposals and the required notice should be addressed to Aptinyx Inc., 909 Davis Street, Suite 600, Evanston, Illinois 60201, Attention: Corporate Secretary.

OTHER MATTERS

        Our board of directors does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

By Order of the Board of Directors,
/s/ Norbert G. Riedel Norbert G. Riedel President and Chief Executive Officer Evanston, Illinois April 1, 2019

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. APTINYX INC. 909 DAVIS STREET, SUITE 600 EVANSTON, IL 60201 During The Meeting - Go to www.virtualshareholdermeeting.com/APTX2019 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E68158-P19183 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. APTINYX INC. The Board of Directors recommends you vote FOR the following: For Withhold For All AllAllExcept To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. ! ! ! 1. Election of Class I Directors Nominees: To be elected for a three-year term expiring in 2022. 01) Norbert G. Riedel, Ph.D. 02) Wilbur H. Gantz III The Board of Directors recommends you vote FOR proposal 2: For Against Abstain ! ! ! 2.To ratify the appointment of Deloitte & Touche LLP as Aptinyx Inc.'s Independent Registered Public Accounting firm for the fiscal year ending December 31, 2019. NOTE: In their discretion, the proxies are authorized to vote upon any other matters that are properly brought by or at the direction of the Board of Directors before the Annual Meeting and at any adjournments or postponements thereof. ! For address changes and/or comments, please check this box and write them on the back where indicated. Please sign exactly as your name(s) appear(s) on this card. If signing as attorney, executor, administrator, or other fiduciary, please include such title below. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K Wrap are available at www.proxyvote.com. E68159-P19183 APTINYX INC. Annual Meeting of Shareholders May 15, 2019 9:00 AM Eastern Time, 8:00 AM Central Time This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Norbert G. Riedel, Ashish Khanna, and Betty Jang, or any of them as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote as designated on the reverse side of this ballot, all of the shares of Common Stock of APTINYX INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held online at www.virtualshareholdermeeting.com/APTX2019 at 9:00 AM Eastern Time, 8:00 AM Central Time on May 15, 2019, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side Address Changes/Comments: